PROSPECTUS	T. Rowe Price
PRSGX RPSIX PSILX	Spectrum Growth Fund Spectrum Income Fund Spectrum International Fund
May 1, 2011	Three broadly diversified growth, income, and international funds that invest in other T. Rowe Price funds.

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

1	Summary

Mutual fund shares are not deposits or obligations of, or guaranteed by, any depository institution. Shares are not insured by the Federal Deposit Insurance Corporation, Federal Reserve, or any other government agency, and are subject to investment risks, including possible loss of the principal amount invested.

Spectrum Growth Fund 1 Spectrum Income Fund 8 Spectrum International Fund 14
2	Information About Accounts in T. Rowe Price Funds
Pricing Shares and Receiving Sale Proceeds 20 Useful Information on Distributions and Taxes 25 Transaction Procedures and Special Requirements 31 Account Maintenance and Small Account Fees 35
3	More About the Funds

Organization and Management                     36

More Information About the Funds and Their Investment Risks             40

Description of Underlying Funds                    43

Investment Policies of the Spectrum Funds   45

Investment Policies and Practices of the Underlying Funds  47

Disclosure of Fund Portfolio Information        47

Financial Highlights                                       48

4	Investing with T. Rowe Price

Account Requirements and Transaction Information             54

Opening a New Account                                55

Purchasing Additional Shares                        58

Exchanging and Redeeming Shares              59

Rights Reserved by the Funds                        61

Information About Your Services                    62

T. Rowe Price Brokerage                                64

Investment Information                                  65

T. Rowe Price Privacy Policy                           67

SUMMARY

Spectrum Growth Fund

 Investment Objective

The fund seeks long-term capital appreciation and growth of income with current income a secondary objective.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund*

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee	NONE

Maximum account fee	$10 [a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fees	0.00%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.00%

Acquired fund fees and expenses	0.80%

Total annual fund operating expenses	0.80%

*   While the fund itself charges no management fee, it will indirectly bear its pro-rata share of the expenses of the underlying T. Rowe Price funds in which it invests (acquired funds). The acquired funds are expected to bear the operating expenses of the fund.

a   Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example   This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

T. Rowe Price	2

1 year	3 years	5 years	10 years
$82	$255	$444	$990

Portfolio Turnover   The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 7.4% of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies   The fund diversifies its assets widely among a set of T. Rowe Price mutual funds representing specific market segments. The fund, which normally invests in domestic and international equity funds and a money market fund, seeks to maintain broad exposure to several markets in an attempt to reduce the impact of markets that are declining and to benefit from good performance in particular market segments over time.

The fund can invest in funds holding domestic and foreign stocks, small-cap, mid-cap, and large-cap stocks, and growth and value stocks.

Within the ranges shown in the following table, the portfolio manager decides how much of the fund’s assets to allocate to underlying fund investments based on the outlook for, and on the relative valuations of, the underlying funds and the various markets in which they invest.

Asset Allocation Ranges for Underlying Funds
Growth Fund	Investment Range
Blue Chip Growth	5-25%
Emerging Markets Stock	0-10
Equity Income	5-25
Growth Stock	5-25
International Growth & Income	0-20
International Stock	0-20
Mid-Cap Growth	0-15
Mid-Cap Value	0-15
New Horizons	0-15
Small-Cap Value	0-15
Summit Cash Reserves	0-25
Value	5-25

The fund may sell shares of the underlying funds for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Summary	3

Principal Risks   As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows:

Asset allocation risk   The fund’s risks will directly correspond to the risks of the underlying funds in which it invests. By investing in many underlying funds, the fund has partial exposure to the risks of many different areas of the market. However, the selection of the underlying funds and the allocation of the fund’s assets among the various asset classes and market sectors could cause the fund to underperform other funds with a similar investment objective.

General equity risk   Stocks generally fluctuate in value more than bonds and may decline significantly over short periods. As with any fund having equity exposure, the fund’s share price can fall because of overall weakness in the stock market. The value of a stock fund in which the fund invests may decline due to general market conditions or because of factors that affect a particular industry or market sector.

Foreign investing risk   The fund’s investments in international funds may be adversely affected by economic conditions or developments overseas, or decreases in foreign currency values relative to the U.S. dollar. The risks are heightened for underlying funds that focus on emerging markets.

Investment style risk   Because the fund invests in stock funds with both growth and value characteristics, its share price may be negatively affected if either investing approach falls out of favor. Growth stocks tend to be more volatile than value stocks and are more sensitive to changes in current or expected earnings. Value stocks carry the risk that investors will not recognize their intrinsic value for a long time or that they are actually appropriately priced at a low level.

Small- and mid-cap stock risk   Investing in small- and mid-cap funds entails greater risk than investing in funds that focus on larger companies. Stocks of smaller companies are usually more volatile than stocks of larger companies because smaller companies usually have more limited financial resources and less experienced management, and seldom pay significant dividends that could help to cushion returns in a falling market.

Performance   The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

T. Rowe Price	4

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

Summary	5

Average Annual Total Returns
	Periods ended
	December 31, 2010
	1 Year	5 Years	10 Years
Growth Fund
Returns before taxes	16.88%	4.02%	4.31%
Returns after taxes on distributions	16.70	3.28	3.74
Returns after taxes on distributions
and sale of fund shares	11.18	3.27	3.55
Russell 3000 Index	16.93	2.74	2.16
S&P 500 Index	15.06	2.29	1.41
Combined Index Portfolio [a]	15.92	2.99	2.23
Lipper Multi-Cap Core Funds Index	16.63	2.94	2.57

a  Combined Index Portfolio is an unmanaged portfolio composed of S&P 500 Index (ranging from 80% – 87.5%) and MSCI EAFE Index (ranging from 12.5% – 20%) through 8/31/08. From 9/1/08, the portfolio is composed of 80% Russell 3000 Index and 20% MSCI All Country World Ex-USA Index. The indices or percentages may vary over time.

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132 .

Management

Investment Adviser   T. Rowe Price Associates, Inc. (T. Rowe Price)

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Edmund M. Notzon III	Co-Chairman of Investment Advisory Committee	1998	1989
Charles M. Shriver*	Co-Chairman of Investment Advisory Committee	2011	1999

T. Rowe Price	6

*  Effective October 1, 2011, Charles M. Shriver will become sole chairman of the Investment Advisory Committee.

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Distributions by the fund, whether or not you reinvest these amounts in additional fund shares, may be taxed as ordinary income or capital gains unless you invest through an individual retirement account, 401(k) plan, or other tax-deferred account. A redemption or exchange of fund shares may be taxable to you, unless you held the fund shares in a tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase shares of the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information on these payments.

Summary	7

T. Rowe Price	8

SUMMARY

Spectrum Income Fund

 Investment Objective

The fund seeks a high level of current income with moderate share price fluctuation.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund*

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee	NONE

Maximum account fee	$10 [a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fees	0.00%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.00%

Acquired fund fees and expenses	0.70%

Total annual fund operating expenses	0.70%

*   While the fund itself charges no management fee, it will indirectly bear its pro-rata share of the expenses of the underlying T. Rowe Price funds in which it invests (acquired funds). The acquired funds are expected to bear the operating expenses of the fund.

a   Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example   This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

1 year	3 years	5 years	10 years
$72	$224	$390	$871

Summary	9

Portfolio Turnover   The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 13.4% of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies   The fund diversifies its assets widely among a set of T. Rowe Price mutual funds representing specific market segments. The fund, which normally invests in domestic and international bond funds, a money market fund, and an income-oriented stock fund, seeks to maintain broad exposure to several markets in an attempt to reduce the impact of markets that are declining and to benefit from good performance in particular market segments over time.

The fund can invest in funds holding high-quality domestic and foreign bonds, high-yield bonds (“junk bonds”), short- and long-term securities, and dividend-paying stocks.

Within the ranges shown in the following table, the portfolio manager decides how much of the fund’s assets to allocate to underlying fund investments based on the outlook for, and on the relative valuations of, the underlying funds and the various markets in which they invest.

Asset Allocation Ranges for Underlying Funds
Income Fund	Investment Range
Corporate Income	0-10%
Emerging Markets Bond	0-20
Equity Income	5-25
GNMA	5-20
High Yield	10-25
International Bond	0-20
New Income	10-30
Short-Term Bond	0-15
Summit Cash Reserves	0-25
U.S. Treasury Long-Term	0-15

The fund may sell shares of the underlying funds for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Principal Risks   As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows:

T. Rowe Price	10

Asset allocation risk   The fund’s risks will directly correspond to the risks of the underlying funds in which it invests. By investing in many underlying funds, the fund has partial exposure to the risks of many different areas of the market. However, the selection of the underlying funds and the allocation of the fund’s assets among the various asset classes and market sectors could cause the fund to underperform other funds with a similar investment objective.

Interest rate risk   A rise in interest rates could cause the price of a bond fund in which the fund invests to fall. Generally, the longer the weighted average maturity of an underlying fund, the greater its interest rate risk.

Credit risk  An issuer of a debt security or counterparty to an over-the-counter derivative held by an underlying bond fund could be downgraded or default, thereby negatively affecting the fund’s price or yield. The fund is exposed to greater credit risk to the extent it invests in underlying funds that hold high yield bonds.  Issuers of high yield bonds are usually not as strong financially and the securities they issue carry a higher risk of default.

Liquidity risk   A fund may not be able to sell a security timely or at desired prices. This risk affects both stock and bond funds in which the fund invests.

Foreign investing risk   The fund’s investments in international funds may be adversely affected by economic conditions or developments overseas, or decreases in foreign currency values relative to the U.S. dollar. The risks are heightened for underlying funds that focus on emerging markets.

Dividend-paying stock risk   To the extent the fund invests in an underlying fund that focuses on stocks, it is exposed to greater volatility and the risk of stock market declines that could cause the fund to underperform bond funds with similar objectives.  Stocks of established companies paying high dividends may not participate in a broad market advance to the same degree as most other stocks, and a sharp rise in interest rates could cause a company to reduce or eliminate its dividend.

Performance   The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

Summary	11

Average Annual Total Returns
	Periods ended
	December 31, 2010
	1 Year	5 Years	10 Years
Income Fund
Returns before taxes	9.68%	6.58%	6.90%
Returns after taxes on distributions	7.90	5.03	5.18
Returns after taxes on distributions
and sale of fund shares	6.25	4.87	5.00
Barclays Capital U.S. Aggregate Bond Index	6.54	5.80	5.84
Lipper General Bond Funds Average	6.76	4.50	6.53

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132 .

Management

Investment Adviser   T. Rowe Price Associates, Inc. (T. Rowe Price)

T. Rowe Price	12

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Edmund M. Notzon III	Co-Chairman of Investment Advisory Committee	1998	1989
Charles M. Shriver	Co-Chairman of Investment Advisory Committee	2011	1999

*  Effective October 1, 2011, Charles M. Shriver will become sole chairman of the Investment Advisory Committee.

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

The fund declares dividends daily and pays them on the first business day of each month. Distributions by the fund, whether or not you reinvest these amounts in additional fund shares, may be taxed as ordinary income or capital gains unless you invest through an individual retirement account, 401(k) plan, or other tax-deferred account. A redemption or exchange of fund shares may be taxable to you, unless you held the fund shares in a tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase shares of the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information on these payments.

Summary	13

T. Rowe Price	14

SUMMARY

Spectrum International Fund

 Investment Objective

The fund seeks long-term capital appreciation.

Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of the fund.

Fees and Expenses of the Fund*

Shareholder fees (fees paid directly from your investment)
Maximum sales charge (load) imposed on purchases	NONE

Maximum deferred sales charge (load)	NONE

Redemption fee (as a percentage of amount redeemed on shares held for 90 days or less)	2.00%

Maximum account fee	$10 [a]
Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Management fees	0.00%

Distribution and service (12b-1) fees	0.00%

Other expenses	0.00%

Acquired fund fees and expenses	0.97%

Total annual fund operating expenses	0.97%

*   While the fund itself charges no management fee, it will indirectly bear its pro-rata share of the expenses of the underlying T. Rowe Price funds in which it invests (acquired funds). The acquired funds are expected to bear the operating expenses of the fund.

a   Nonretirement accounts with less than a $2,000 balance (with certain exceptions) may be subject to an annual $10 fee.

Example   This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Summary	15

1 year	3 years	5 years	10 years
$99	$309	$536	$1,190

Portfolio Turnover   The fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the fund’s performance. During the most recent fiscal year, the fund’s portfolio turnover rate was 8.7% of the average value of its portfolio.

Investments, Risks, and Performance

Principal Investment Strategies   The fund diversifies its assets widely among a set of T. Rowe Price mutual funds representing specific market segments. The fund, which normally invests in developed and emerging market equity funds, a money market fund, and, from time to time, international bond funds, seeks to maintain broad exposure to several markets in an attempt to reduce the impact of markets that are declining and to benefit from good performance in particular market segments over time.

The fund can invest in stock funds and, to a lesser degree, bond funds, which, in turn, have holdings in many different foreign countries, developed as well as emerging markets, and in both large and small companies.

Within the ranges shown in the following table, the portfolio manager decides how much of the fund’s assets to allocate to underlying fund investments based on the outlook for, and on the relative valuations of, the underlying funds and the various markets in which they invest.

Asset Allocation Ranges for Underlying Funds
Income Fund	Investment Range
Africa & Middle East	0-15%
Emerging Europe & Mediterranean	0-15
Emerging Markets Bond	0-15
Emerging Markets Stock	0-20
European Stock	0-30
International Bond	0-20
International Discovery	0-20
International Growth & Income	0-35
International Stock	0-55
Japan	0-30
Latin America	0-15
New Asia	0-20
Overseas Stock	0-35
Summit Cash Reserves	0-25

T. Rowe Price	16

The fund may sell shares of the underlying funds for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

Principal Risks   As with any mutual fund, there is no guarantee that the fund will achieve its objective. The fund’s share price fluctuates, which means you could lose money by investing in the fund. The principal risks of investing in this fund are summarized as follows:

Asset allocation risk   The fund’s risks will directly correspond to the risks of the underlying funds in which it invests. By investing in many underlying funds, the fund has partial exposure to the risks of many different areas of the market. However, the selection of the underlying funds and the allocation of the fund’s assets among the various asset classes and market sectors could cause the fund to underperform other funds with a similar investment objective.

General equity risk   Stocks generally fluctuate in value more than bonds and may decline significantly over short periods. As with any fund having equity exposure, the fund’s share price can fall because of overall weakness in the stock market. The value of a stock fund in which the fund invests may decline due to general market conditions or because of factors that affect a particular industry or market sector.

Foreign investing risk   Investing in the securities of non-U.S. companies involves special risks not typically associated with investing in U.S. companies. Foreign securities tend to be more volatile and less liquid than investments in U.S. securities, and may lose value because of adverse political, social or economic developments overseas or due to changes in the exchange rates between foreign currencies and the U.S. dollar. In addition, foreign investments are subject to settlement practices, and regulatory and financial reporting standards, that differ from those of the U.S. These risks are heightened for the fund’s investments in emerging markets.

Risks of bond and money market investing   Bonds and money market securities have three main sources of risk. Interest rate risk is the risk that a rise in interest rates will cause the price of a debt security held by the fund to fall. Securities with longer maturities typically suffer greater declines than those with shorter maturities. Credit risk is the risk that an issuer of a debt security will default (fail to make scheduled interest or principal payments), potentially reducing the fund’s income level and share price. This risk is increased when a security is downgraded or the perceived creditworthiness of the issuer deteriorates. Liquidity risk is the risk that the fund may not be able to sell a security timely or at a desired price.

Performance   The bar chart showing calendar year returns and the average annual total returns table indicate risk by illustrating how much returns can differ from one year to the next and how fund performance compares with that of a comparable market index. The fund’s past performance (before and after taxes) is not necessarily an indication of future performance.

Summary	17

The fund can also experience short-term performance swings, as shown by the best and worst calendar quarter returns during the years depicted.

In addition, the average annual total returns table shows hypothetical after-tax returns to suggest how taxes paid by a shareholder may influence returns. After-tax returns are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown. After-tax returns shown are not relevant to investors who hold their fund shares through tax-deferred arrangements, such as a 401(k) account or individual retirement account .

T. Rowe Price	18

Average Annual Total Returns
	Periods ended
	December 31, 2010
	1 Year	5 Years	10 Years
International Fund
Returns before taxes	13.52%	4.60%	4.83%
Returns after taxes on distributions	13.18	3.39	3.99
Returns after taxes on distributions
and sale of fund shares	9.10	3.56	3.86
MSCI All Country World Ex-USA Index	11.60	5.29	5.97
Lipper International Multi-Cap Growth Funds Average	15.31	3.89	4.32

Updated performance information is available through troweprice.com or may be obtained by calling 1-800-225-5132 .

Management

Investment Adviser   T. Rowe Price Associates, Inc. (T. Rowe Price )

Investment Sub-adviser  T. Rowe Price International Ltd (T. Rowe Price International)

Portfolio Manager	Title	Managed Fund Since	Joined Investment Adviser
Christopher D. Alderson	Chairman of Investment Advisory Committee	2009	1988

Purchase and Sale of Fund Shares

The fund’s investment minimums generally are as follows (if you hold shares through a financial intermediary, the intermediary may impose different investment minimums):

Type of Account	Minimum initial purchase	Minimum subsequent purchase
Individual retirement accounts and retirement plan accounts, Uniform Gifts to Minors Act or Uniform Transfers to Minors Act accounts, and Education Savings Accounts	$1,000	$50

All other accounts	2,500	100

Summary	19

You may purchase, redeem, or exchange shares of the fund on any day the New York Stock Exchange is open for business by accessing your account online at troweprice.com, by calling 1-800-225-5132, or by written request. If you hold shares through a financial intermediary, you must purchase, redeem, and exchange shares through your intermediary.

Tax Information

Any dividends or capital gains are declared and paid annually, usually in December. Distributions by the fund, whether or not you reinvest these amounts in additional fund shares, may be taxed as ordinary income or capital gains unless you invest through an individual retirement account, 401(k) plan, or other tax-deferred account. A redemption or exchange of fund shares may be taxable to you, unless you held the fund shares in a tax-deferred account.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase shares of the fund through a broker-dealer or other financial intermediary, the fund and its related companies may pay the intermediary for the performance of administrative services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the fund over another investment. Ask your salesperson or visit your financial intermediary’s website for more information on these payments.

T. Rowe Price	20

Information About Accounts in T. Rowe Price Funds	2

As a T. Rowe Price shareholder, you will want to know about the following policies and procedures that apply to the T. Rowe Price family of stock, bond, and money funds.

 Pricing Shares and Receiving Sale Proceeds

How and When Shares Are Priced

The share price (also called “net asset value” ) for all funds is calculated at the close of the New York Stock Exchange, normally 4 p.m. ET, each day that the exchange is open for business. To calculate the net asset value, the fund’s assets are valued and totaled, liabilities are subtracted, and the balance, called net assets, is divided by the number of shares outstanding. Market values are used to price stocks and bonds. Market values represent the prices at which securities actually trade or evaluations based on the judgment of the fund’s pricing services. If a market value for a security is not available, the fund will make a good faith effort to assign a fair value to the security by taking into account factors that have been approved by the fund’s Board of Directors/Trustees. This value may differ from the value the fund receives upon sale of the securities. Amortized cost is used to price securities held by money funds and certain other debt securities held by a fund. Investments in mutual funds are valued at the closing net asset value per share of the mutual fund on the day of valuation.

Non-U.S. equity securities are valued on the basis of their most recent closing market prices at 4 p.m. ET except under the circumstances described below. Most foreign markets close before 4 p.m. ET. For securities primarily traded in the Far East, for example, the most recent closing prices may be as much as 15 hours old at 4 p.m. ET. If a fund determines that developments between the close of a foreign market and 4 p.m. ET will, in its judgment, materially affect the value of some or all of the fund’s securities, the fund will adjust the previous closing prices to reflect what it believes to be the fair value of the securities as of 4 p.m. ET. In deciding whether to make these adjustments, the fund reviews a variety of factors, including developments in foreign markets, the performance of U.S. securities markets, and the performance of instruments trading in U.S. markets that represent foreign securities and baskets of foreign securities. The fund may also fair value securities in other situations, for example, when a particular foreign market is closed but the fund is open. The fund uses outside pricing services to provide it with closing market prices and information used for adjusting those prices. The fund cannot predict how often it will use closing prices and how often it will adjust those prices. As a means of evaluating its fair value process, the fund routinely compares closing market prices, the next day’s opening prices in the same markets, and adjusted prices. Other mutual funds may adjust the prices of their securities by different amounts.

Information About Accounts in T. Rowe Price Funds	21

The various ways you can buy, sell, and exchange shares are explained at the end of this prospectus and on the New Account Form. These procedures may differ for institutional and employer-sponsored retirement accounts or if you hold your account through an intermediary.

How Your Purchase, Sale, or Exchange Price Is Determined

If your request is received by T. Rowe Price in correct form by 4 p.m. ET, your transaction will be priced at that business day’s net asset value. If we receive it after 4 p.m. ET, it will be priced at the next business day’s net asset value.

The funds generally do not accept orders that request a particular day or price for a transaction or any other special conditions.

Fund shares may be purchased through various third-party intermediaries including banks, brokers, and investment advisers. Where authorized by a fund, orders will be priced at the net asset value next computed after receipt by the intermediary. Contact your intermediary for trade deadlines and the applicable policies for purchasing, selling, or exchanging your shares, as well as initial and subsequent investment minimums. The intermediary may charge a fee for its services.

When authorized by the fund, certain financial institutions or retirement plans purchasing fund shares on behalf of customers or plan participants through Financial Institution Services or Retirement Plan Services may place a purchase order unaccompanied by payment. Payment for these shares must be received by the time designated by the fund (not to exceed the period established for settlement under applicable regulations). If payment is not received by this time, the order may be canceled. The financial institution or retirement plan is responsible for any costs or losses incurred by the fund or T.  Rowe Price if payment is delayed or not received.

Note: The time at which transactions and shares are priced and the time until which orders are accepted may be changed in case of an emergency or if the New York Stock Exchange closes at a time other than 4 p.m. ET. There may be times when you are unable to contact us by telephone or access your account online due to extreme market activity, the unavailability of the T.  Rowe Price website, or other circumstances. Should this occur, your order must still be placed and accepted prior to the time the New York Stock Exchange closes to be priced at that business day’s net asset value.

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How You Can Receive the Proceeds From a Sale

When filling out the New Account Form, you may wish to give yourself the widest range of options for receiving proceeds from a sale.

If your request is received by T. Rowe Price by 4 p.m. ET (on a business day) in correct form, proceeds are usually sent on the next business day. Proceeds can be sent to you by mail or to your bank account by Automated Clearing House transfer or bank wire. Automated Clearing House is an automated method of initiating payments from, and receiving payments in, your financial institution account. Proceeds sent by Automated Clearing House transfer are usually credited the second business day after the sale. Proceeds sent by bank wire should be credited to your account the first business day after the sale.

Exception   Under certain circumstances and when deemed to be in a fund’s best interest, your proceeds may not be sent for up to seven calendar days after we receive your redemption request. Under certain limited circumstances, the Board of Directors/Trustees of a money fund may elect to suspend redemptions and postpone payment of redemption proceeds in order to facilitate an orderly liquidation of the money fund.

If for some reason we cannot accept your request to sell shares, we will contact you.

Contingent Redemption Fee

Short-term trading can disrupt a fund’s investment program and create additional costs for long-term shareholders. For these reasons, certain T. Rowe Price funds, listed in the following table, assess a fee on redemptions (including exchanges), which reduces the proceeds from such redemptions by the amounts indicated:

T. Rowe Price Funds With Redemption Fees
Fund	Redemption fee	Holding period
Africa & Middle East	2%	90 days or less
Diversified Small-Cap Growth	1%	90 days or less
Emerging Europe & Mediterranean	2%	90 days or less
Emerging Markets Bond	2%	90 days or less
Emerging Markets Stock	2%	90 days or less
Equity Index 500	0.5%	90 days or less
European Stock	2%	90 days or less
Extended Equity Market Index	0.5%	90 days or less
Global Infrastructure	2%	90 days or less
Global Large-Cap Stock	2%	90 days or less
Global Real Estate	2%	90 days or less
Global Stock	2%	90 days or less
High Yield	1%	90 days or less
International Bond	2%	90 days or less
International Discovery	2%	90 days or less
International Equity Index	2%	90 days or less
International Growth & Income	2%	90 days or less
International Stock	2%	90 days or less
Japan	2%	90 days or less
Latin America	2%	90 days or less
New Asia	2%	90 days or less
Overseas Stock	2%	90 days or less
Real Estate	1%	90 days or less
Small-Cap Value	1%	90 days or less
Spectrum International	2%	90 days or less
Tax-Efficient Equity	1%	less than 365 days
Total Equity Market Index	0.5%	90 days or less
U.S. Bond Index	0.5%	90 days or less

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Redemption fees are paid to a fund to deter short-term trading, offset costs, and protect the fund’s long-term shareholders. Subject to the exceptions described on the following pages, all persons holding shares of a T. Rowe Price fund that imposes a redemption fee are subject to the fee, whether the person is holding shares directly with a T. Rowe Price fund, through a retirement plan for which T. Rowe Price serves as recordkeeper, or indirectly through an intermediary, such as a broker, bank, investment adviser, recordkeeper for retirement plan participants, or any other third party.

Computation of Holding Period

When an investor sells shares of a fund that assesses a redemption fee, T. Rowe Price will use the “first-in, first-out” method to determine the holding period for the shares sold. Under this method, the date of redemption or exchange will be compared with the earliest purchase date of shares held in the account. The day after the date of your purchase is considered Day 1 for purposes of computing the holding period. For a fund with a 365-day holding period, a redemption fee will be charged on shares sold before  the end of the required holding period.

 For funds with a 90-day holding period, a redemption fee will be charged on shares sold on or before the end of the required holding period. For example, if you redeem your shares on or before the 90th day from the date of purchase, you will be assessed the redemption fee. If you purchase shares through an intermediary, consult your intermediary to determine how the holding period will be applied.

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Transactions Not Subject to Redemption Fees

The T.  Rowe Price funds will not assess a redemption fee with respect to certain transactions. As of the date of this prospectus, the following shares of T. Rowe Price funds will not be subject to redemption fees:

1.    Shares redeemed via an automated, systematic withdrawal plan;

2.    Shares redeemed through or used to establish certain rebalancing or asset allocation programs or fund-of-funds products, if approved in writing by T. Rowe Price;

3.    Shares purchased by the reinvestment of dividends or capital gain distributions;*

4.    Shares converted from one share class to another share class of the same fund;*

5.    Shares redeemed by a fund (e.g., for failure to meet account minimums or to cover various fees, such as fiduciary fees);

6.    Shares purchased by rollover and changes of account registration within the same fund;*

7.    Shares redeemed to return an excess contribution in an individual retirement account;

8.    Shares of T.  Rowe Price funds purchased by certain other T.  Rowe Price funds or accounts managed by T.  Rowe Price (please note that other shareholders of the T. Rowe Price fund are still subject to the policy);

9.    Shares that are redeemed in-kind;

10. Shares transferred to T. Rowe Price or a third-party intermediary acting as a service provider when the age of the shares cannot be determined systematically;

* and

11.      Shares redeemed in retirement plans or other products that restrict trading to no more frequently than once per quarter, if approved in writing by T. Rowe Price.

*  Subsequent exchanges of these shares into funds that assess redemption fees will subject such shares to the fee.

Redemption Fees on Shares Held in Retirement Plans

If shares are held in a retirement plan, redemption fees will generally be assessed on shares redeemed by exchange only if they were originally purchased by exchange. However, redemption fees may apply to transactions other than exchanges depending on how shares of the plan are held at T. Rowe Price or how the fees are applied by your plan’s recordkeeper. To determine which of your transactions are subject to redemption fees, you should contact T. Rowe Price or your plan recordkeeper.

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Omnibus Accounts

If your shares are held through an intermediary in an omnibus account, T.  Rowe Price relies on the intermediary to assess the redemption fee on underlying shareholder accounts. T.  Rowe Price seeks to identify intermediaries establishing omnibus accounts and to enter into agreements requiring the intermediary to assess the redemption fees. There are no assurances that T.  Rowe Price will be successful in identifying all intermediaries or that the intermediaries will properly assess the fees.

Certain intermediaries may not apply the exemptions previously listed to the redemption fee policy; all redemptions by persons trading through such intermediaries may be subject to the fee. Certain intermediaries may exempt transactions not listed from redemption fees, if approved by T. Rowe Price. Persons redeeming shares through an intermediary should check with their respective intermediary to determine which transactions are subject to the fees.

Useful Information on Distributions and Taxes

To the extent possible, all net investment income and realized capital gains are distributed to shareholders.

Dividends and Other Distributions

Dividend and capital gain distributions are reinvested in additional fund shares in your account unless you select another option on your New Account Form. Reinvesting distributions results in compounding, that is, receiving income dividends and capital gain distributions on a rising number of shares.

Distributions not reinvested are paid by check or transmitted to your bank account via Automated Clearing House. If the U.S. Post Office cannot deliver your check, or if your check remains uncashed for six months, the fund reserves the right to reinvest your distribution check in your account at the net asset value on the day of the reinvestment and to reinvest all subsequent distributions in shares of the fund. Interest will not accrue on amounts represented by uncashed distributions or redemption checks.

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The following table provides details on dividend payments:

Dividend Payment Schedule
Fund	Dividends
Money funds

•    Purchases received by T. Rowe Price by noon ET via wire begin to earn dividends on that day. Other shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price.

•    Declared daily and paid on the first business day of each month.

Bond funds	• Shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price. • Declared daily and paid on the first business day of each month.
These stock funds only: • Balanced • Dividend Growth • Equity Income • Equity Index 500 • Global Real Estate • Growth & Income • Personal Strategy Balanced • Personal Strategy Income • Real Estate	• Declared and paid quarterly, if any, in March, June, September, and December. • Must be a shareholder on the dividend record date.
Retirement and Spectrum Funds:
• Retirement Income and Spectrum Income	• Shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price. • Declared daily and paid on the first business day of each month.
• All others	• Declared and paid annually, if any, generally in December. • Must be a shareholder on the dividend record date.
Other stock funds	• Declared and paid annually, if any, generally in December. • Must be a shareholder on the dividend record date.

Bond or money fund shares will earn dividends through the date of redemption. Shares redeemed on a Friday or prior to a holiday (other than wire redemptions for money funds received before noon ET) will continue to earn dividends until the next business day. Generally, if you redeem all of your bond or money fund shares at any time during the month, you will also receive all dividends earned through the date of redemption in the same check. When you redeem only a portion of your bond or money fund shares, all dividends accrued on those shares will be reinvested, or paid in cash, on the next dividend payment date.

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If you purchase and sell your shares through an intermediary, consult your intermediary to determine when your shares begin and stop accruing dividends; the information previously described may vary.

Capital Gain Payments

If a fund has net capital gains for the year (after subtracting any capital losses), they are usually declared and paid in December to shareholders of record on a specified date that month. If a second distribution is necessary, it is paid the following year.

Capital gain payments are not expected from money funds, which are managed to maintain a constant share price.

A capital gain or loss is the difference between the purchase and sale price of a security.

Tax Information

You will be sent information for your tax filing needs no later than mid-February.

If you invest in the fund through a tax-deferred account, such as an individual retirement account, you will not be subject to tax on dividends and distributions from the fund or the sale of fund shares if those amounts remain in the tax-deferred account. You may receive a Form 1099-R or other Internal Revenue Service forms, as applicable, if any portion of the account is distributed to you.

If you invest in the fund through a taxable account, you will generally be subject to tax when:

•     You sell fund shares, including an exchange from one fund to another.

•     The fund makes a distribution to your account.

Additional information about the taxation of dividends for certain T. Rowe Price funds is listed below:

Tax-Free and Municipal Funds

•    Regular monthly dividends (including those from the state-specific tax-free funds) are expected to be exempt from federal income taxes.

•    Exemption is not guaranteed, since the fund has the right under certain conditions to invest in nonexempt securities.

•    A fund may invest in Build America Bonds authorized by the American Recovery and Reinvestment Act of 2009, as well as other qualified tax credit bonds. Investments in these bonds will result in taxable interest income, although the federal income tax on such interest income may be fully or partially offset by the specified tax credits that are available to the bondholders. A fund may elect to pass through to the shareholders taxable interest income and any corresponding tax credits. Any available tax credits—which are also included in federal taxable income—can generally be used to offset federal regular income tax and alternative minimum tax, but those tax credits are generally not refundable.

•    Tax-exempt dividends paid to Social Security recipients may increase the portion of benefits that is subject to tax.

•    For state-specific funds, the monthly dividends you receive are expected to be exempt from state and local income tax of that particular state. For other funds, a small portion of your income dividend may be exempt from state and local income taxes.

•    If a fund invests in certain “private activity” bonds that are not exempt from alternative minimum tax, shareholders who are subject to the alternative minimum tax must include income generated by those bonds in their alternative minimum tax calculation. Private activity bonds issued in 2009 and 2010, and refunding bonds issued in 2009 and 2010 to refund private activity bonds that were issued from the beginning of 2004 to the end of 2008, are exempt from alternative minimum tax. The portion of a fund’s income dividend that should be included in your alternative minimum tax calculation, if any, will be reported to you in January on Form 1099-INT.

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For individual shareholders, a portion of ordinary dividends representing “qualified dividend income” received by the fund may be subject to tax at the lower rate applicable to long-term capital gains, rather than ordinary income. You may report it as “qualified dividend income” in computing your taxes provided you have held the fund shares on which the dividend was paid for more than 60 days during the
121-day period beginning 60 days before the ex-dividend date. Ordinary dividends that do not qualify for this lower rate are generally taxable at the investor’s marginal income tax rate. This includes the portion of ordinary dividends derived from interest, short-term capital gains, distributions from nonqualified foreign corporations, and dividends received by the fund from stocks that were on loan. Little, if any, of the ordinary dividends paid by the Global Real Estate Fund, Real Estate Fund, or the bond and money funds is expected to qualify for this lower rate.

For corporate shareholders, a portion of ordinary dividends may be eligible for the 70% deduction for dividends received by corporations to the extent the fund’s income consists of dividends paid by U.S. corporations. Little, if any, of the ordinary dividends paid by the international funds or the bond and money funds is expected to qualify for this deduction.

Beginning in 2013, a 3.8 percent Medicare contribution tax will be imposed on net investment income, including interest, dividends, and capital gains, of U.S. individuals with income exceeding $200,000 (or $250,000 if married filing jointly), and of estates and trusts.

Taxes on Fund Redemptions

When you sell shares in any fund, you may realize a gain or loss. An exchange from one fund to another is also a sale for tax purposes.

We will send you Form 1099-B, if applicable, no later than mid-February indicating the date and amount of each sale you made in the fund during the prior year. This information will also be reported to the Internal Revenue Service. For most new accounts or those opened by exchange in 1984 or later, we will provide you with the gain or loss on the shares you sold during the year based on the average cost single category method. You may calculate the cost basis using other methods acceptable to the Internal Revenue Service, such as specific identification.

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For mutual fund shares acquired after 2011, new tax regulations require us to report the cost basis information to you and the Internal Revenue Service on
Form 1099-B using a cost basis method selected by you or, in the absence of such selected method, our default method. You should, however, note that the cost basis information reported to you may not always be the same as what you should report on your tax return because the rules applicable to the determination of cost basis on Form 1099-B may be different from the rules applicable to the determination of cost basis for reporting on your tax return. Therefore, you should save your transaction records to make sure the information reported on your tax return is accurate. To help you maintain accurate records, we will send you a confirmation promptly following each transaction you make (except for systematic purchases and systematic redemptions) and a year-end statement detailing all of your transactions in each fund account during the year.

Taxes on Fund Distributions

We will send you, as applicable, no later than mid-February, a Form 1099-DIV, Form 1099-INT, or other Internal Revenue Service forms, as required, indicating the tax status of any income dividends, dividends exempt from federal income taxes, and capital gain distributions made to you. This information will be reported to the Internal Revenue Service. Taxable distributions are generally taxable to you in the year in which they are paid. Your bond or money fund dividends for each calendar year will include dividends accrued up to the first business day of the next calendar year. You will be sent any additional information you need to determine your taxes on fund distributions, such as the portion of your dividends, if any, that may be exempt from state and local income taxes. Dividends from tax-free funds are generally expected to be tax-exempt.

The tax treatment of a capital gain distribution is determined by how long the fund held the portfolio securities, not how long you held the shares in the fund. Short-term (one year or less) capital gain distributions are taxable at the same rate as ordinary income, and gains on securities held more than one year are taxed at the lower rates applicable to long-term capital gains. If you realized a loss on the sale or exchange of fund shares that you held six months or less, your short-term capital loss must be reclassified as a long-term capital loss to the extent of any long-term capital gain distributions received during the period you held the shares. If you realized a loss on the sale or exchange of fund shares held six months or less, your capital loss is reduced by the tax-exempt dividends , if any, received on those shares. This reduction, however, does not apply to fund shares acquired after December 22, 2010 if the fund declares tax-exempt dividends on a daily basis in an amount equal to at least 90% of its net tax-exempt interest and distributes such dividends at least monthly. For funds investing in foreign securities, distributions resulting from the sale of certain foreign currencies, currency contracts, and the foreign currency portion of gains on debt securities are taxed as ordinary income. Net foreign currency losses may cause monthly or quarterly dividends to be reclassified as a return of capital.

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If the fund qualifies and elects to pass through nonrefundable foreign income taxes paid to foreign governments during the year, your portion of such taxes will be reported to you as taxable income. However, you may be able to claim an offsetting credit or deduction on your tax return for those amounts. There can be no assurance that a fund will meet the requirements to pass through foreign income taxes paid.

Taxable distributions are subject to tax whether reinvested in additional shares or received in cash.

If a fund invests in Build America Bonds, authorized by the American Recovery and Reinvestment Act of 2009, or other qualified tax credit bonds and elects to pass through the corresponding interest income and any available tax credits, you will need to report both the interest income and any such tax credits as taxable income. You may be able to claim the tax credits on your federal tax return as an offset to your income tax (including alternative minimum tax) liability, but the tax credits are generally not refundable. There is no assurance, however, that a fund will elect to pass through the income and credits.

The following table provides additional details on distributions for certain funds:

Taxes on Fund Distributions
Tax-Free and Municipal Funds

•    Gains realized on the sale of market discount bonds with maturities beyond one year may be treated as ordinary income and cannot be offset by other capital losses.

•    Payments received or gains realized on certain derivative transactions may result in taxable ordinary income or capital gain.

•    To the extent the fund makes such investments, the likelihood of a taxable distribution will be increased.

Inflation Protected Bond Fund

•    Inflation adjustments on Treasury inflation protected securities exceeding deflation adjustments for the year will be distributed to you as a short-term capital gain resulting in ordinary income.

•    In computing the distribution amount, the fund cannot reduce inflation adjustments by short- or long-term capital losses from the sales of securities.

•    Net deflation adjustments for a year may result in all or a portion of dividends paid earlier in the year being treated as a return of capital.

Retirement and Spectrum Funds
• Distributions by the underlying funds and changes in asset allocations may result in taxable distributions of ordinary income or capital gains.

Information About Accounts in T. Rowe Price Funds	31

Tax Consequences of Hedging

Entering into certain options, futures, swaps, and forward foreign exchange contracts and transactions may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. These provisions could result in a fund being required to distribute gains on such transactions even though it did not close the contracts during the year or receive cash to pay such distributions. The fund may not be able to reduce its distributions for losses on such transactions to the extent of unrealized gains in offsetting positions.

Tax Effect of Buying Shares Before an Income Dividend or Capital Gain Distribution

If you buy shares shortly before or on the “record date ”—the date that establishes you as the person to receive the upcoming distribution —you may receive a portion of the money you just invested in the form of a taxable distribution. Therefore, you may wish to find out a fund’s record date before investing. Of course, a fund’s share price may, at any time, reflect undistributed capital gains or income and unrealized appreciation, which may result in future taxable distributions. Such distributions can occur even in a year when the fund has a negative return.

Transaction Procedures and Special Requirements

Following these procedures helps assure timely and accurate transactions.

Purchase Conditions

Nonpayment  If you pay with a check or Automated Clearing House transfer that does not clear or if your payment is not received in a timely manner, your purchase may be canceled. You will be responsible for any losses or expenses incurred by the fund or transfer agent, and the fund can redeem shares you own in this or another identically registered T. Rowe Price account as reimbursement. The fund and its agents have the right to reject or cancel any purchase, exchange, or redemption due to nonpayment.

U.S. Dollars   All purchases must be paid for in U.S. dollars; checks must be drawn on U.S. banks.

Sale (Redemption) Conditions

Holds on Immediate Redemptions: 10-day Hold   If you sell shares that you just purchased and paid for by check or Automated Clearing House transfer, the fund will process your redemption but will generally delay sending you the proceeds for up to 10 calendar days to allow the check or transfer to clear. If, during the clearing period, we receive a check drawn against your newly purchased shares, it will be returned marked “uncollected.” (The 10-day hold does not apply to purchases paid for by bank wire or automatic purchases through your paycheck.)

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Telephone and Online Account Transactions   You may access your account and conduct transactions using the telephone or the T. Rowe Price website. The T. Rowe Price funds and their agents use reasonable procedures to verify the identity of the shareholder. If these procedures are followed, the funds and their agents are not liable for any losses that may occur from acting on unauthorized instructions. A confirmation is sent promptly after a transaction. Please review it carefully and contact T. Rowe Price immediately about any transaction you believe to be unauthorized. Telephone conversations are recorded.

Large Redemptions   Large redemptions can adversely affect a portfolio manager’s ability to implement a fund’s investment strategy by causing the premature sale of securities that would otherwise be held longer. Therefore, the fund reserves the right (without prior notice) to pay all or part of redemption proceeds with securities from the fund’s portfolio rather than in cash (“redemption in-kind”). If this occurs, the securities will be selected by the fund in its absolute discretion and the redeeming shareholder or account will be responsible for disposing of the securities and bearing any associated costs.

Excessive and Short-Term Trading

T. Rowe Price may bar excessive and short-term traders from purchasing shares.

Excessive or short-term trading in fund shares may disrupt management of a fund and raise its costs. Short-term traders in funds investing in foreign securities may seek to take advantage of an anticipated difference between the price of the fund’s shares and price movements in overseas markets (see Pricing Shares and Receiving Sale Proceeds —How and When Shares Are Priced). While there is no assurance that T. Rowe Price can prevent all excessive and short-term trading, the Boards of Directors/Trustees of the T.  Rowe Price funds have adopted the following policies to deter such activity. Persons trading directly with T. Rowe Price or indirectly through intermediaries in violation of these policies or persons believed to be short-term traders may be barred for a minimum of 90 calendar days or permanently from further purchases of T. Rowe Price funds. Purchase transactions placed by such persons are subject to rejection without notice.

•     All persons purchasing shares held directly with a T. Rowe Price fund, or through a retirement plan for which T. Rowe Price serves as recordkeeper, who make more than one purchase followed by one sale or one sale followed by one purchase involving the same fund within any 90-day calendar period will violate the policy.

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•     All persons purchasing fund shares held through an intermediary, including a broker, bank, investment adviser, recordkeeper, insurance company, or other third party, and who hold the shares for less than 90 calendar days will violate the policy.

A fund may, in its discretion, reject any purchase or exchange from a person whose trading activity could dilute the value of the fund’s shares, including trading by persons acting collectively (e.g., following the advice of a newsletter). Such persons may be barred from further purchases of T.  Rowe Price funds either permanently or for a minimum of 90 days.

Omnibus Accounts   Intermediaries often establish omnibus accounts in the T. Rowe Price funds for their customers. In such situations, T. Rowe Price cannot always monitor trading activity by underlying shareholders. However, T. Rowe Price reviews trading activity at the omnibus account level and looks for activity that indicates potential excessive or short -term trading. If it detects suspicious trading activity, T. Rowe Price contacts the intermediary to determine whether the excessive trading policy has been violated and may request and receive personal identifying information and transaction histories for some or all underlying shareholders (including plan participants) to make this determination. If T. Rowe Price believes that its excessive trading policy has been violated, it will instruct the intermediary to take action with respect to the underlying shareholder in accordance with the policy.

Retirement Plans   If shares are held in a retirement plan, generally the fund’s excessive trading policy only applies to shares purchased and redeemed by exchange. However, the policy may apply to transactions other than exchanges depending on how shares of the plan are held at T. Rowe Price or how the excessive trading policy is applied by your plan’s recordkeeper. To determine which of your transactions are subject to the fund’s excessive trading policy, you should contact T. Rowe Price or your plan recordkeeper.

Exceptions to Policy   The following types of transactions are generally exempt from this policy: 1 ) trades solely in money funds (exchanges between a money fund and a nonmoney fund are not exempt); 2) systematic purchases and redemptions; and 3 ) checkwriting redemptions from bond and money funds.

Transactions in certain rebalancing programs and asset allocation programs, or fund-of-funds products, may be exempt from the excessive trading policy subject to prior written approval by designated persons at T. Rowe Price.

 In addition, transactions by certain T.  Rowe Price funds in other T.  Rowe Price funds, as well as certain transactions by approved accounts managed by T.  Rowe Price, may also be exempt.

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T. Rowe Price may modify the 90-day policy set forth above (for example, in situations where a retirement plan or a third party intermediary has restrictions on trading that differ from a T. Rowe Price fund’s policy). These modifications would be authorized only if the fund believes that the modified policy would provide protection to the fund that is reasonably equivalent to the fund’s regular policy.

 If you are trading your fund shares through an intermediary, you should consult with the intermediary to determine the excessive trading policy that applies to your trades in the fund.

There is no guarantee that T.  Rowe Price will be able to detect or prevent excessive or short-term trading.

Keeping Your Account Open

Due to the relatively high cost to a fund of maintaining small accounts, we ask you to maintain an account balance of at least $1,000 ($10,000 for Summit Funds). If, for any reason, your balance is below this amount for three months or longer, we have the right to redeem your account at the then-current net asset value after giving you 60 days to increase your balance. This could result in a taxable gain.

Signature Guarantees

A signature guarantee is designed to protect you and the T. Rowe Price funds from fraud by verifying your signature.

You may need to have your signature guaranteed in certain situations, such as:

•     Written requests: (1) to redeem over $100,000; or (2) to wire redemption proceeds when prior bank account authorization is not on file.

•     Remitting redemption proceeds to any person, address, or bank account not on record.

•     Transferring redemption proceeds to a T. Rowe Price fund account with a different registration (name or ownership) from yours.

•     Establishing certain services after the account is opened.

The signature guarantee must be obtained from a financial institution that is a participant in a Medallion Signature Guarantee program. You can obtain a Medallion Signature Guarantee from most banks, savings institutions, broker-dealers, and other guarantors acceptable to T. Rowe Price. When obtaining a Medallion Signature Guarantee, please discuss with the guarantor the dollar amount of your proposed transaction. It is important that the level of coverage provided by the guarantor’s stamp covers the dollar amount of the transaction or it may be rejected. We cannot accept guarantees from notaries public or organizations that do not provide reimbursement in the case of fraud.

Information About Accounts in T. Rowe Price Funds	35

Account Maintenance and Small Account Fees

Small Account Fee (all funds except Index Funds )   Because of the disproportionately high costs of servicing accounts with low balances, an annual $10 small account fee  (paid to T. Rowe Price Services, the funds’ transfer agent ) will be automatically deducted by redeeming the appropriate number of shares from any nonretirement account with a balance falling below a specified minimum amount. The valuation of accounts and the deduction are expected to take place during the last five business days of September. The fee will be deducted from accounts with balances below $2,000, except for Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts, for which the minimum is $500. The fee will be waived for any investor whose T. Rowe Price mutual fund accounts total $25,000 or more. These minimum amounts may be lowered for a particular year. Accounts employing automatic investing (e.g., payroll deduction, automatic purchase from a bank account, etc.) are also exempt from the charge. The fee does not apply to individual retirement accounts and other retirement plan accounts that utilize a prototype plan sponsored by T. Rowe Price, but a separate custodial or administrative fee may apply to such accounts.

Account Maintenance Fee (Index Funds only )   An annual $10 account maintenance fee is charged on a quarterly basis ($2.50 per quarter) usually during the last week of a calendar quarter. On the day of the assessment, accounts with balances below $10,000 will be charged the fee by redeeming the appropriate number of shares. Please note that the fee will be charged to accounts that fall below $10,000 for any reason, including market fluctuations, redemptions, or exchanges. The fee will apply to individual retirement accounts. The fee does not apply to retirement plans directly registered with T. Rowe Price Services or accounts maintained by intermediaries through National Securities Clearing Corporation Networking.

T. Rowe Price	36

More About the Funds	3

  Organization and Management

How are the funds organized?

T. Rowe Price Spectrum Fund, Inc. (Spectrum Fund) was incorporated in Maryland in 1987. Currently, Spectrum Fund consists of three series (collectively referred to as “the funds”), each representing a separate pool of assets with different objectives and investment policies. Each is an “open-end management investment company,” or mutual fund. Mutual funds pool money received from shareholders and invest it to try to achieve specified objectives.

Shareholders benefit from T. Rowe Price’s 74 years of investment management experience.

What is meant by “shares”?

As with all mutual funds, investors purchase shares when they put money in a fund. These shares are part of a fund’s authorized capital stock, but share certificates are not issued.

Each share and fractional share entitles the shareholder to:

•     Receive a proportional interest in income and capital gain distributions.

•     Cast one vote per share on certain fund matters, including the election of fund directors/trustees, changes in fundamental policies, or approval of changes in the fund’s management contract.

Do T. Rowe Price funds have annual shareholder meetings?

The funds are not required to hold annual meetings and, to avoid unnecessary costs to fund shareholders, do not do so except when certain matters, such as a change in fundamental policies, must be decided. In addition, shareholders representing at least 10% of all eligible votes may call a special meeting for the purpose of voting on the removal of any fund director or trustee. If a meeting is held and you cannot attend, you can vote by proxy. Before the meeting, the fund will send or make available to you proxy materials that explain the issues to be decided and include instructions on voting by mail or telephone or on the Internet.

Who runs the funds?

General Oversight

Spectrum Fund is governed by a Board of Directors that meets regularly to review the funds’ investments, performance, expenses, and other business affairs. The Board elects the officers of Spectrum Fund. At least 75% of Board members are independent of T. Rowe Price and T. Rowe Price International. In exercising their responsibilities, the Board, among other things, will refer to the Special Servicing Agreements and policies and guidelines included in the Exemptive Order (“Order”) issued by the SEC in connection with the operation of the funds. The directors and the officers of Spectrum Fund and T. Rowe Price and T. Rowe Price International also serve in similar positions with most of the underlying funds. Thus, if the interests of one of the Spectrum Funds and the underlying funds were ever to diverge, it is possible that a conflict of interest could arise and affect how the directors and officers fulfill their fiduciary duties to that Spectrum Fund and the underlying funds. The directors of Spectrum Fund believe they have structured each of the Spectrum Funds to avoid these concerns. However, conceivably, a situation could occur where proper action for one of the Spectrum Funds could be adverse to the interests of an underlying fund, or the reverse. If such a possibility arises, the directors and officers of the affected funds and T. Rowe Price or T. Rowe Price International, as applicable, will carefully analyze the situation and take all steps they believe reasonable to minimize and, where possible, eliminate the potential conflict.

More About the Funds	37

Investment Adviser

T. Rowe Price is each fund’s investment adviser and oversees the selection of each fund’s investments and management of each fund’s portfolio. T. Rowe Price also serves as investment adviser for the underlying funds in which the Spectrum Funds invest. T. Rowe Price is a SEC-registered investment adviser that provides investment management services to individual and institutional investors, and sponsors and serves as adviser and sub -adviser to registered investment companies, institutional separate accounts, and common trust funds. The address for T.  Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202. As of December 31, 2010, T.  Rowe Price and its affiliates (the “Firm”) managed $ 482 billion for more than 11 million individual and institutional investor accounts.

With respect to the Spectrum International Fund , T. Rowe Price has entered into a sub-advisory agreement with T. Rowe Price International under which T. Rowe Price International is authorized to make discretionary investment decisions on behalf of the fund. T. Rowe Price International also serves as investment sub-adviser for certain underlying funds in which the Spectrum Funds invest. T. Rowe Price International is an SEC-registered investment adviser that provides investment management services to institutional investors around the world, and sponsors and serves as adviser and sub -adviser to U.S. and foreign investment companies and institutional separate accounts. T. Rowe Price International is a direct subsidiary of T. Rowe Price and its address is 60 Queen Victoria Street, London EC4N 4TZ, United Kingdom.

T. Rowe Price	38

Portfolio Management

T. Rowe Price has established an Investment Advisory Committee with respect to the Income and Growth Funds. The committee chairmen have day-to-day responsibility for managing the funds’ portfolios and work with the committee in developing and executing these funds’ investment programs. The committee members are as follows: Edmund M. Notzon III and Charles M. Shriver, Co-chairmen, Christopher D. Alderson, Edward C. Bernard, Jerome A. Clark, Ian D. Kelson, John H. Laporte, Brian C. Rogers, Daniel O. Shackelford, Robert W. Smith, Mark J. Vaselkiv, and Richard T. Whitney. The following information describes the chairmen’s experience during the past five years and provides the year that the chairmen first joined the Firm. Mr. Notzon has been chairman of the committee since 1998. He joined the Firm in 1989 and his investment experience dates from that time. He has served as a portfolio manager with the Firm throughout the past five years.

Mr. Shriver became co-chairman in 2011. Mr. Shriver joined the Firm in 1991 and his investment experience dates from 1999. During the past five years, he has assisted T. Rowe Price portfolio managers in managing the Firm’s fixed income and asset allocation strategies. Mr. Shriver will become sole chairman of the committee on October 1, 2011. Mr. Notzon will then remain a member of the committee until he retires from T. Rowe Price on December 31, 2011. The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of fund shares.

T. Rowe Price has established an Investment Advisory Committee with respect to the International Fund. The committee chairman has day-to-day responsibility for managing this fund’s portfolio and works with the committee in developing and executing the fund’s investment program. The committee members are as follows: Christopher D. Alderson, Chairman, Edward C. Bernard, Raymond Mills, Charles M. Shriver and Robert W. Smith. The following information describes the chairman’s experience during the past five years and provides the year that the chairman first joined the Firm. Mr. Alderson has been chairman of the committee since 2009. He joined the Firm in 1988 and his investment experience dates from 1985. He has served as a portfolio manager with the Firm throughout the past five years. The Statement of Additional Information provides additional information about the portfolio manager’s compensation, other accounts managed by the portfolio manager, and the portfolio manager’s ownership of fund shares.

More About the Funds	39

How are fund expenses determined?

Each fund will incur its pro-rata share of the fees and expenses of the underlying funds in which they invest. The payment of each Spectrum Fund’s operational expenses is subject to a Special Servicing Agreement (described below) as well as certain undertakings made by T. Rowe Price under its Investment Management Agreements with each of the Spectrum Funds. Fund expenses include: shareholder servicing fees and expenses; custodian and accounting fees and expenses; legal and auditing fees; expenses of preparing and printing prospectuses and shareholder reports; registration fees and expenses; proxy and annual meeting expenses, if any; and directors’ fees and expenses.

Here is some information regarding the Special Servicing Agreements.

The Special Servicing Agreements provide that each underlying fund in which one of the Spectrum Funds invests will bear a proportionate share of the expenses of that Spectrum Fund if, and to the extent that, the underlying fund’s savings from the operation of the Spectrum Fund exceed these expenses.

Savings to the underlying funds are expected to result primarily from the elimination of numerous separate shareholder accounts which are or would have been invested directly in the underlying funds and the resulting reduction in shareholder servicing costs. Although such cost savings are not certain, the estimated savings to the underlying funds generated by the operation of the Spectrum Funds are expected to be sufficient to offset most, if not all, of the expenses incurred by the Spectrum Funds.

Under the Investment Management Agreements with the Spectrum Funds, and the Special Servicing Agreements, T. Rowe Price has agreed to bear any expenses of the Spectrum Funds that exceed the estimated savings to each of the underlying funds. Thus, the Spectrum Funds will operate at a zero expense ratio. Of course, shareholders of the Spectrum Funds will still indirectly bear their proportionate share of the cost of operating the underlying funds owned by each of the Spectrum Funds.

T. Rowe Price	40

The Management Fee

T. Rowe Price is the investment adviser for   each Spectrum Fund and T. Rowe Price International is the investment sub-adviser for the International Fund. Neither will be paid a management fee for performing investment management services. However, T. Rowe Price and T. Rowe Price International receive management fees from managing the underlying funds. See the underlying funds’ Statement of Additional Information for specific fees.

T. Rowe Price will determine how the Income and the Growth Funds’ assets are invested and T. Rowe Price International will generally determine how the International Fund’s assets will be invested consistent with the investment objectives and policies of each fund described in this prospectus. The Board of Directors for Spectrum Fund will periodically monitor the allocations and the basis upon which such allocations were made or maintained.

A discussion about the factors considered by the Board and its conclusions in approving each fund’s investment management contract with T. Rowe Price appears in each fund’s semiannual report to shareholders for the period ended June 30 .

  MORE INFORMATION ABOUT THE FUNDs AND THEIR INVESTMENT RISKS

The Spectrum Funds offer a professionally managed allocation of assets among a broad range of underlying funds. Because they invest in a variety of underlying funds, each Spectrum Fund is expected to benefit from diversification.

While there is no guarantee, the theory of diversification holds that investors can reduce their overall risk by spreading assets among a variety of investments. Each type of investment follows a cycle of its own and responds differently to changes in the economy and the marketplace. A decline in one investment can be balanced by returns in other investments that are stable or rising. Therefore, a major benefit of the Spectrum Funds is the potential for attractive long-term returns with reduced volatility.

Consider your investment goals, your time horizon for achieving them, and your tolerance for risk.

More About the Funds	41

If you would like a one-stop approach to broad diversification and can accept the possibility of moderate share price declines in an effort to achieve relatively high income, Income Fund could be an appropriate part of your overall investment strategy.

If you would like a one-stop approach to broad diversification and can accept the possibility of significant share price declines in an effort to achieve long-term capital appreciation and some current income, Growth Fund could be an appropriate part of your overall investment strategy.

If you would like a one-stop approach to broad international diversification and can accept the possibility of significant share price declines in an effort to achieve long-term capital appreciation, International Fund could be an appropriate part of your overall investment strategy.

Each Spectrum Fund’s broad diversification is designed to cushion severe losses in any one investment sector and moderate the funds’ overall price swings. However, the funds’ share prices will fluctuate as the prices of the underlying funds rise or fall with changing market conditions. The Income Fund should experience lower price volatility than the equity-focused funds. Each fund carries the following particular risk considerations:

Growth Fund

As with all equity funds, this fund’s share price can fall because of weakness in the broad market, a particular industry, or specific holdings. The market as a whole can decline for many reasons, including adverse political or economic developments here or abroad, changes in investor psychology, or heavy institutional selling. The prospects for a particular underlying fund or the industries or companies in which it invests may deteriorate because of a variety of factors, including disappointing earnings or changes in the competitive environment. In addition, our assessment of the growth potential of investments in the underlying funds may prove incorrect, resulting in losses or poor performance even in a rising market. Finally, the fund’s exposure to value investments may limit its potential for appreciation when growth stocks are in favor.

In addition to the general stock market risks assumed by the funds held in this portfolio, certain underlying holdings carry additional risks. The fund’s investments in small- and mid-cap companies, primarily through the New Horizons, Mid-Cap Growth, Mid-Cap Value, and Small-Cap Value Funds, may experience greater price swings than its investments in funds holding larger stocks. To the extent the fund invests in foreign securities, primarily through the International Stock, International Growth & Income, and Emerging Markets Stock Funds, it is also subject to the risk that it may lose value due to declining foreign currencies or adverse political or economic events overseas.

T. Rowe Price	42

Income Fund

This fund’s share price will typically move in the opposite direction of interest rates, so a rise in rates, or interest rate risk, represents the most important source of risk. Interest rate risk will increase to the extent the fund invests in underlying funds with longer maturity bonds. There is also exposure to credit risk: issuers of corporate bonds held by the underlying funds may have their credit ratings downgraded or they may default. Such events could reduce the fund’s share price and income level. Credit risk for the fund increases to the extent it invests in high-yield (“junk”) bonds, primarily through the High Yield Fund. The fund is exposed to the risks of international investing to the extent it invests overseas, primarily through the International Bond and Emerging Markets Bond Funds. For example, weakening foreign currencies versus the U.S. dollar would typically reduce returns from bonds denominated in other currencies. In addition, emerging market bonds are subject to the special political and economic risks of developing or newly industrialized countries. To the extent that the fund invests in stocks through the Equity Income Fund, its share price would be hurt by stock market declines.

International Fund

This fund is subject to the general stock and bond market risks noted previously. Because it can invest only up to 35% of assets in foreign bond funds, its performance will primarily be influenced by stock fund risks. Funds that invest overseas generally carry more risk than funds that invest strictly in the U.S. These risks include fluctuations in foreign currency exchange rates that can significantly increase or decrease the dollar value of a foreign investment, boosting or offsetting its local market return. For example, weakening foreign currencies versus the U.S. dollar would typically lower returns for U.S. investors. Investing in foreign markets may also involve higher costs and lower liquidity. Government interference in capital markets, such as capital or currency controls, nationalization of companies or industries, expropriation of assets, or imposition of punitive taxes would have an adverse effect on the fund.

To the extent the fund has investments in emerging market countries, primarily through the Africa & Middle East, Emerging Europe & Mediterranean, Emerging Markets Stock, Latin America, or New Asia Funds, it will be more subject to abrupt and severe price declines. Many of the economic and political structures of these countries do not compare favorably with the U.S. in terms of wealth and stability, and their financial markets may lack liquidity. Therefore, investments in these countries are much riskier than investments in mature markets.

As with any mutual fund, there can be no guarantee the fund will achieve its objective. The fund’s share price may decline. Loss of money is a risk of investing in the fund . Some particular risks affecting the fund include the following:

More About the Funds	43

The Statement of Additional Information contains more detailed information about each fund and its investments, operations, and expenses.

 Description of Underlying Funds

The investments of each of the Spectrum Funds are concentrated in the underlying funds, so each Spectrum Fund’s investment performance is directly related to the investment performance of these underlying funds.

Certain investment restrictions, such as a required minimum or maximum investment in a particular type of security, are measured at the time a fund purchases a security. The status, market value, maturity, credit quality, or other characteristics of a fund’s securities may change after they are purchased, and this may cause the amount of a fund’s assets invested in such securities to exceed the stated maximum restriction or fall below the stated minimum restriction. If any of these changes occur, it would not be considered a violation of the investment restriction and will not require the sale of an investment if it was proper at the time it was made (this exception does not apply to a fund’s borrowing policy). However, purchases by a fund during the time it is above or below the stated percentage restriction would be made in compliance with applicable restrictions.

The following table gives a brief description of the principal investment programs of the underlying funds. Additional investment practices are described in the prospectuses for each of the underlying funds.

For more information about an underlying fund, call 1-800-638-5660.

T. Rowe Price	44

The major characteristics of the underlying T. Rowe Price funds are as follows:

Description of Underlying Funds
Fixed Income Funds	Objective/Program
Corporate Income	High income and some capital growth. Normally invests at least 80% of net assets in corporate debt securities with at least 85% of net assets receiving an investment-grade rating.
GNMA

High current income consistent with high overall credit quality and moderate price fluctuation by investing at least 80% of its total assets in GNMA securities backed by the full faith and credit of the U.S. government.

High Yield

High current income and, secondarily, capital appreciation. Normally invests at least 80% of net assets in a widely diversified portfolio of “junk” bonds, income-producing convertible securities, and preferred stocks. Weighted average maturity generally is expected to be in the 5- to 10-year range.

New Income	Highest level of income consistent with preservation of capital over time by investing primarily in marketable debt securities. Average maturity is expected to be between four and 15 years.
Short-Term Bond

High level of income consistent with minimal fluctuation in principal value and liquidity. Invests primarily in short- and intermediate-term bonds rated within the four highest credit categories. Average effective maturity will not exceed three years.

Summit Cash Reserves

Preservation of capital and liquidity and, consistent with these, the highest possible current income. Invests in high-quality, U.S. dollar-denominated money market securities. Managed to provide a stable share price of $1.00

U.S. Treasury Long-Term

Highest level of income consistent with maximum credit protection. Invests at least 85% of its net assets in U.S. Treasury securities, which are backed by the full faith and credit of the U.S. government. Weighted average maturity is expected to vary between 15 and 20 years, but may range from 10 to 30 years.

Equity Funds	Objective/Program
Blue Chip Growth	Capital appreciation through investments in the common stocks of large and medium-sized blue chip companies with potential for above-average earnings growth. Current income is a secondary objective.
Equity Income	Substantial dividend income and capital appreciation through investments primarily in the common stocks of established companies paying above-average dividends.
Growth Stock	Capital appreciation and, secondarily, increasing dividend income through investments in growth stocks. Invests principally in well-established U.S.-based companies.
Mid-Cap Growth	Capital appreciation through investments in mid-cap stocks with potential for above average earnings growth.
Mid-Cap Value	Capital appreciation through investments in mid-sized companies whose stocks appear undervalued.
New Horizons	Aggressive capital appreciation through investments in small-company stocks. Invests primarily in emerging growth companies, early in their corporate life cycles.
Small-Cap Value	Capital growth through investments in small companies whose stocks appear undervalued.
Value	Capital appreciation by investing in common stocks believed to be undervalued. Income is a secondary objective.
International Funds	Objective/Program
Africa & Middle East	Capital appreciation through investments primarily in common stock of companies located (or with primary operations) in Africa and the Middle East.
Emerging Europe & Mediterranean	Capital appreciation through investments primarily in common stocks of companies located (or with primary operations) in the emerging market countries of Europe and the Mediterranean region.
Emerging Markets Bond	High current income and capital appreciation through investments primarily in high yielding and high-risk government and corporate debt securities of less-developed countries.
Emerging Markets Stock	Capital appreciation through investments primarily in common stocks of companies located (or with primary operations) in emerging markets.
International Bond

High income and capital appreciation through investments primarily in high-quality foreign bonds. May invest up to 20% of assets in below investment-grade bonds. Expects to maintain an intermediate to long weighted average maturity and is normally heavily exposed to fluctuations in foreign currencies.

International Discovery	Capital appreciation through investments primarily in the common stocks of rapidly growing small- to medium-sized non-U.S. companies.
International Growth & Income	Long-term growth of capital and reasonable income through investments primarily in the common stocks of well-established, dividend-paying non-U.S. companies.
International Stock	Capital appreciation through investments primarily in the common stocks of established non-U.S. companies.
Japan	Capital appreciation through investments in common stocks of companies located (or with primary operations) in Japan.
Latin America	Capital appreciation through investments primarily in the common stocks of companies located (or with primary operations) in Latin America
New Asia	Capital appreciation through investments in companies located (or with primary operations) in Asia (excluding Japan)
Overseas Stock	Long-term growth of capital through investments in the common stocks of non-U.S. companies.

More About the Funds	45

  Investment Policies of the Spectrum Funds

Each of the Spectrum Fund’s investment policies and practices are subject to further restrictions and risks that are described in the Statement of Additional Information. Shareholders will be notified of any material change in such investment programs. The funds will not make a material change in their investment objectives or their fundamental policies without obtaining shareholder approval.

Reserve Position

While the Income Fund will remain primarily invested in bond funds, the Growth Fund in stock funds, and the International Fund in international funds, each fund can hold a certain portion of its assets in U.S. and foreign dollar-denominated money market securities, including repurchase agreements in the two highest rating categories that mature in one year or less, and in U.S. or non-U.S. dollar currencies. For temporary, defensive purposes, a fund may invest without limitation in such securities. Each fund may invest its cash reserves in the Summit Cash Reserves Fund. A reserve position provides flexibility in meeting redemptions, expenses, and the timing of new investments, and serves as a short-term defense during periods of unusual volatility.

T. Rowe Price	46

Diversification

Each of the Spectrum Funds is a “nondiversified” investment company for purposes of the Investment Company Act of 1940 because it invests in the securities of a limited number of mutual funds. However, the underlying funds themselves are diversified investment companies (with the exception of the T. Rowe Price Emerging Europe & Mediterranean Fund, Emerging Markets Bond Fund, International Bond Fund, Latin America Fund, and New Asia Fund). Each Spectrum Fund intends to qualify as a diversified investment company for the purposes of Subchapter M of the Internal Revenue Code.

Fundamental investment policies   As a matter of fundamental policy, each Spectrum Fund will not: (i) invest more than 25% of its respective total assets in any one industry, except that each fund will invest substantially all of its assets in investment companies that are members of the T. Rowe Price family of funds; (ii) borrow money, except temporarily, to facilitate redemption requests in amounts not exceeding 30% of each fund’s total assets valued at market; (iii) in any manner transfer as collateral for indebtedness any securities owned by each fund except in connection with permissible borrowings, which in no event will exceed 30% of each fund’s total assets valued at market. The funds may borrow money from other T. Rowe Price funds.

Other Investment Restrictions

As a matter of operating policy, each Spectrum Fund will not, among other things: (i) purchase additional securities when money borrowed exceeds 5% of the fund’s total assets or (ii) invest more than 10% of its net assets in illiquid securities.

Portfolio Turnover

Each Spectrum Fund’s portfolio turnover is expected to be low. The Spectrum Funds will purchase or sell securities to: (i) accommodate purchases and sales of each fund’s shares; and (ii) maintain or modify the allocation of each fund’s assets among the underlying funds within the percentage limits described earlier. A high turnover rate may increase transaction costs, result in additional capital gain distributions, and reduce fund total return. The funds’ portfolio turnover rates are shown in the Financial Highlights tables.

More About the Funds	47

 Investment Policies and Practices of the Underlying Funds

In pursuing their investment objectives and programs, each of the underlying funds is permitted to engage in a wide range of investment policies and practices. Further information about the underlying funds is contained in the Statement of Additional Information, as well as the prospectuses of each of the underlying funds. Because each Spectrum Fund invests in the underlying funds, shareholders of each fund will be affected by these investment practices in direct proportion to the amount of assets each fund allocates to the underlying funds pursuing such practices.

  DISCLOSURE OF FUND PORTFOLIO INFORMATION

Each T. Rowe Price fund’s portfolio holdings are disclosed on a regular basis in its semiannual and annual shareholder reports , and on Form N-Q, which is filed with the SEC within 60 days of the fund’s first and third fiscal quarter-end. The money funds file detailed month-end portfolio holdings information with the SEC each month. Such information will be made available to the public 60 days after the end of the month to which the information pertains. In addition, the funds disclose their calendar quarter-end portfolio holdings on troweprice.com 15 calendar days after each quarter. Under certain conditions, up to 5% of a fund’s holdings may be included in this portfolio list without being individually identified. Generally, securities would not be individually identified if they are being actively bought or sold and it is determined that the quarter-end disclosure of the holding could be harmful to the fund. A security will not be excluded for these purposes from a fund’s quarter-end holdings disclosure for more than one year. Money funds also disclose their month-end portfolio holdings on troweprice.com five business days after each month. The quarter-end portfolio holdings will remain on the website for one year and the month-end money fund portfolio holdings will remain on the website for six months. Each fund also discloses its 10 largest holdings on troweprice.com on the seventh business day after each month-end. These holdings are listed in alphabetical order along with the aggregate percentage of the fund’s total assets that these 10 holdings represent. Each monthly top 10 list will remain on the website for six months.

T. Rowe Price	48

 A description of T. Rowe Price’s policies and procedures with respect to the disclosure of portfolio information is in the Statement of Additional Information.

  Financial Highlights

The Financial Highlights table, which provides information about each fund’s financial history, is based on a single share outstanding throughout the periods shown. Each fund’s section of the table is part of the fund’s financial statements, which are included in its annual report and are incorporated by reference into the Statement of Additional Information (available upon request). The total returns in the table represent the rate that an investor would have earned or lost on an investment in the fund (assuming reinvestment of all dividends and distributions and no payment of any applicable account or redemption fees). The funds’ total returns maybe higher or lower than the investment results of the individual underlying T. Rowe Price funds. The financial statements in the annual reports were audited by the funds’ independent registered public accounting firm, PricewaterhouseCoopers LLP.

Financial Highlights

More About the Funds	49

	Year ended December 31
Growth Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$18.22	$20.40	$21.05	$10.99	$15.29
Income From Investment Operations
Net investment income	0.18	0.24	0.19	0.16	0.17
Net gains or losses on securities (both realized and unrealized)	2.80	1.51	(8.95)	4.34	2.41
Total from investment operations	2.98	1.75	(8.76)	4.50	2.58
Less Distributions
Dividends (from net investment income)	(0.17)	(0.23)	(0.21)	(0.15)	(0.17)
Distributions (from capital gains)	(0.63)	(0.87)	(1.09)	(0.05)	—
Total distributions	(0.80)	(1.10)	(1.30)	(0.20)	(0.17)
Net asset value, end of period	$20.40	$21.05	$10.99	$15.29	$17.70
Ratios
Total return [a]	16.37%	8.65%	(41.52)%	40.94%	16.88%
Ratio of expenses to average net assets [a]	0.00%	0.00%	0.00%	0.00%	0.00%
Ratio of net income to average net assets [a]	0.91%	1.08%	1.13%	1.24%	1.06%
Portfolio turnover rate [a]	7.6%	5.0%	14.8%	10.3%	7.4%
Supplemental Data
Weighted average expense ratio of underlying Price funds [b]	0.81%	0.78%	0.81%	0.83%	0.80%
Effective expense ratio	0.81%	0.78%	0.81%	0.83%	0.80%
Net assets, end of period (in millions) [a]	$3,515	$3,840	$2,139	$2,903	$3,261

*   Per share amounts calculated using average shares outstanding method.

a  Reflects the activity of the fund, and does not include the activity of the underlying Price funds. However, investment performance of the fund is directly related to the investment performance of the underlying Price funds in which it invests.

b  Reflects the indirect expense impact to the fund from its investment in the underlying Price funds, based on the actual expense ratio of each underlying Price fund weighted for the fund’s relative average investment therein.

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Financial Highlights

	Year ended December 31
Income Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$11.79	$12.19	$12.21	$10.33	$11.81
Income From Investment Activities
Net investment income	0.54	0.57	0.56	0.52	0.53
Net gains or losses on securities (both realized and unrealized)	0.42	0.16	(1.67)	1.52	0.59
Total from investment operations	0.96	0.73	(1.11)	2.04	1.12
Less Distributions
Dividends (from net investment income)	(0.54)	(0.57)	(0.56)	(0.53)	(0.53)
Distributions (from capital gains)	(0.02)	(0.14)	(0.21)	(0.03)	(0.04)
Total distributions	(0.56)	(0.71)	(0.77)	(0.56)	(0.57)
Net asset value, end of period	$12.19	$12.21	$10.33	$11.81	$12.36
Ratios
Total return [a]	8.38%	6.19%	(9.43)%	20.29%	9.68%
Ratio of expenses to average net assets [a]	0.00%	0.00%	0.00%	0.00%	0.00%
Ratio of net income to average net assets [a]	4.57%	4.71%	4.89%	4.72%	4.37%
Portfolio turnover rate [a]	12.5%	9.0%	24.0%	16.0%	13.4%
Supplemental Data
Weighted average expense ratio of underlying Price funds [b]	0.70%	0.68%	0.70%	0.71%	0.70%
Effective expense ratio	0.70%	0.68%	0.70%	0.71%	0.70%
Net assets, end of period (in millions) [a]	$4,327	$5,121	$4,448	$5,465	$6,010

*   Per share amounts calculated using average shares outstanding method.

a  Reflects the activity of the fund, and does not include the activity of the underlying Price funds. However, investment performance of the fund is directly related to the investment performance of the underlying Price funds in which it invests.

b  Reflects the indirect expense impact to the fund from its investment in the underlying Price funds, based on the actual expense ratio of each underlying Price fund weighted for the fund’s relative average investment therein.

More About the Funds	51

T. Rowe Price	52

More About the Funds	53

Financial Highlights

	Year ended December 31
International Fund	2006*	2007*	2008*	2009*	2010*
Net asset value, beginning of period	$11.86	$13.59	$14.77	$6.79	$9.63
Income From Investment Operations
Net investment income	0.18	0.23	0.24	0.20	0.16
Net gains or losses on securities (both realized and unrealized)	2.49	1.88	(7.12)	2.85	1.14
Total from investment operations	2.67	2.11	(6.88)	3.05	1.30
Less Distributions
Dividends (from net investment income)	(0.23)	(0.20)	(0.21)	(0.20)	(0.16)
Distributions (from capital gains)	(0.71)	(0.73)	(0.89)	(0.01)	(0.02)
Total distributions	(0.94)	(0.93)	(1.10)	(0.21)	(0.18)
Net asset value, end of period	$13.59	$14.77	$6.79	$9.63	$10.75
Ratios
Total return [a]	22.60%	15.73%	(46.39)%	44.99%	13.52%
Ratio of expenses to average net assets [a]	0.00%	0.00%	0.00%	0.00%	0.00%
Ratio of net income to average net assets [a]	1.38%	1.55%	2.06%	2.54%	1.59%
Portfolio turnover rate [a]	12.7%	1.4%	5.1%	15.7%	8.7%
Supplemental Data
Weighted average expense ratio of underlying Price funds [b]	0.97%	0.93%	0.98%	1.01%	0.97%
Effective expense ratio	0.97%	0.93%	0.98%	1.01%	0.97%
Net assets, end of period (in thousands) [a]	$303,017	$472,722	$288,392	$500,613	$627,157

*   Per share amounts calculated using average shares outstanding method.

a  Reflects the activity of the fund, and does not include the activity of the underlying Price funds. However, investment performance of the fund is directly related to the investment performance of the underlying Price funds in which it invests.

b  Reflects the indirect expense impact to the fund from its investment in the underlying Price funds, based on the actual expense ratio of each underlying Price fund weighted for the fund’s relative average investment therein.

T. Rowe Price	54

 ACCOUNT REQUIREMENTS AND TRANSACTION INFORMATION

If you are purchasing fund shares through a third-party intermediary, contact the intermediary for information regarding the intermediary’s policies on purchasing, exchanging, and redeeming fund shares as well as initial and subsequent investment minimums.

Tax Identification Number

We must have your correct Social Security or employer identification number on a signed New Account Form or W-9 Form. Otherwise, federal law requires the funds to withhold a percentage of your dividends, capital gain distributions, and redemptions and may subject you to an Internal Revenue Service fine. If this information is not received within 60 days after your account is established, your account may be redeemed at the fund’s net asset value on the redemption date.

Transaction Confirmations

We send immediate confirmations for most of your fund transactions, but some, such as systematic purchases, dividend reinvestments, checkwriting redemptions for money funds, and transactions in money funds used as a T. Rowe Price Brokerage sweep account, may be reported on your account statement. Please review confirmations and statements as soon as you receive them and promptly report any discrepancies to Shareholder Services by calling
1-800-225-5132.

Employer-Sponsored Retirement Plans and Institutional Accounts T. Rowe Price Trust Company 1-800-492-7670

Transaction procedures in the following sections may not apply to employer-sponsored retirement plans and institutional accounts. For procedures regarding employer-sponsored retirement plans, please call T. Rowe Price Trust Company or consult your plan administrator. For institutional account procedures, please call your designated account manager or service representative.

We do not accept third-party checks for initial purchases; however, we do accept third party checks for subsequent purchases. In addition, T. Rowe Price does not accept purchases by cash, traveler’s checks, or credit card checks.

Investing With T. Rowe Price	55

 OPENING A NEW ACCOUNT

$2,500 minimum initial investment; $1,000 for retirement plans or Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts ($25,000 minimum initial investment for Summit Funds only)
Important Information About Opening an Account

Pursuant to federal law, all financial institutions must obtain, verify, and record information that identifies each person or entity that opens an account. This information is needed not only for the person who opens an account, but also for any person who has authority to act on behalf of the account.

When you open an account, you will be asked for the name, residential street address, date of birth, and Social Security number or employer identification number for each account owner and person(s) opening an account on behalf of others, such as custodians, agents, trustees, or other authorized signers. Corporate and other institutional accounts require documents showing the existence of the entity (such as articles of incorporation or partnership agreements) to open an account. Certain other fiduciary accounts (such as trusts or power of attorney arrangements) require documentation, which may include an original or certified copy of the trust agreement or power of attorney to open an account. For more information, call Investor Services at
1-800-638-5660.

We will use this information to verify the identity of the person(s)/entity opening the account. We will not be able to open your account until we receive all of this information. If we are unable to verify your identity, we are authorized to take any action permitted by law. (See Rights Reserved by the Funds.)

The funds are generally available only to investors residing in the United States. In addition, purchases in state tax-free funds are limited to investors living in states where the fund is available. The address of record on your account must be located in one of these states or you will be restricted from purchasing fund shares. Contact Investor Services for more information.

Account Registration

If you own other T. Rowe Price funds, be sure to register any new account just like your existing accounts so you can exchange shares among them easily. (The name(s) of the account owner(s) and the account type must be identical.)

For joint accounts or other types of accounts owned or controlled by more than one party, either owner/party has complete authority to act on behalf of all and give instructions concerning the account without notice to the other party. T. Rowe Price may, in its sole discretion, require written authorization from all owners/parties to act on the account for certain transactions (for example, to transfer ownership).

By Mail

Please make your check payable to T. Rowe Price Funds (otherwise it will be returned), and send your check, together with the New Account Form, to the appropriate address below:

via U.S. Postal Service
T. Rowe Price Account Services
P.O. Box 17300
Baltimore, MD 21297-1300

via private carriers/overnight services

T. Rowe Price Account Services
Mailcode 17300
4515 Painters Mill Road
Owings Mills, MD 21117-4903

Note: Please use the correct address to avoid a delay in opening your new account.

By Wire

Call Investor Services for an account number and wire transfer instructions.

In order to obtain an account number, you must supply the name, date of birth, Social Security or employer identification number, and residential or business street address for each owner on the account.

Complete a New Account Form and mail it to one of the appropriate T. Rowe Price addresses listed under By Mail.

Note: Investment will be made, but services may not be established and Internal Revenue Service penalty withholding may occur until we receive a signed New Account Form.

Online

You can open a new mutual fund account online. Go to troweprice.com/newaccount, where you can choose the type of account you wish to open.

To open an account electronically, you must be a U.S. citizen residing in the U.S. or a resident alien and not subject to Internal Revenue Service backup withholding. Additionally, you must provide consent to receive certain documents electronically.

You will have the option of providing your bank account information that will enable you to make electronic funds transfers to and from your bank account. To set up this banking service online, additional steps will be taken to verify your identity.

By Exchange

Call Shareholder Services or use your computer (see Automated Services under Information About Your Services). The new account will have the same registration as the account from which you are exchanging. Services for the new account may be carried over by telephone request if they are preauthorized on the existing account. For limitations on exchanging, please see Transaction Procedures and Special Requirements–Excessive and Short-Term Trading.

In Person	Drop off your New Account Form at any location listed on the back cover and obtain a receipt.

T. Rowe Price	56

 PURCHASING ADDITIONAL SHARES

$100 minimum additional purchase ($1,000 for Summit Funds); $50 minimum for retirement plans and Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts; $50 minimum for Automatic Asset Builder ($100 for Summit Funds)

By Automated Clearing House	Use your computer or call Shareholder Services if you have established electronic transfers using the Automated Clearing House system.
By Wire

Call Shareholder Services or access troweprice.com  for wire transfer instructions. For purchases by wire, the wire must be received by T. Rowe Price by the close of the New York Stock Exchange to receive that day’s share price. You may not receive the share price for the same day the wire was initiated.

By Mail

1.   Make your check payable to T. Rowe Price Funds (otherwise it may be returned).

2.   Mail the check to us at the following address with either a fund reinvestment slip or a note indicating the fund you want to buy and your fund account number. Please use the correct address to avoid a delay in processing your transaction.

3.   Remember to provide your account number and the fund name on the memo line of your check.

via U.S. Postal Service
T. Rowe Price Account Services
P.O. Box 17300
Baltimore, MD 21297-1300

(To send mail directly to T. Rowe Price via private carriers and overnight services, see previous section.)

Your transaction will receive the share price for the business day that the request is received by T. Rowe Price prior to the close of the New York Stock Exchange (not the day the request is received at the P.O. Box).

By Automatic Asset Builder	Fill out the Automatic Asset Builder section on the New Account or Shareholder Services Form.

Investing With T. Rowe Price	57

 EXCHANGING AND REDEEMING SHARES

Exchange Service

You can move money from one account to an existing, identically registered account or open a new identically registered account. Remember, exchanges are purchases and sales for tax purposes. (Exchanges into a state tax-free fund are limited to investors living in states where the fund is available.) For exchange policies, please see Transaction Procedures and Special Requirements – Excessive and Short-Term Trading.

Redemptions

Redemption proceeds can be mailed to your account address, sent by Automated Clearing House transfer to your bank, or wired to your bank (provided your bank information is already on file). Redemption proceeds of less than $5,000 sent by wire are subject to a $5 fee paid to the fund. Please note that large purchase and redemption requests initiated through automated services, including the National Securities Clearing Corporation, may be rejected and, in such instances, the transaction must be placed by contacting a service representative.

If you request to redeem a specific dollar amount, and the market value of your account is less than the amount of your request, your redemption will not be processed and you will need to submit a new redemption request in proper form. If you change your address on an account, proceeds will not be mailed to the new address for 15 calendar days after the address change, unless we receive a signature guaranteed letter of instruction.

Some of the T. Rowe Price funds may impose a redemption fee. Check the fund’s prospectus under Contingent Redemption Fee in Pricing Shares and Receiving Sale Proceeds. The fee is paid to the fund.

For redemptions by check or electronic transfer, please see Information About Your Services.

T. Rowe Price	58

By Phone

Call Shareholder Services

If you find our phones busy during unusually volatile markets, please consider placing your order at troweprice.com  (if you have previously authorized these services) or express mail.

By Mail

For each account involved, provide the account name and number, fund name, and exchange or redemption amount. For exchanges, be sure to specify any fund you are exchanging out of and the fund or funds you are exchanging into. T. Rowe Price may require a signature guarantee of all registered owners (see Transaction Procedures and Special Requirements – Signature Guarantees). Please use the appropriate address below to avoid a delay in processing your transaction:

For nonretirement and individual retirement accounts:
via U.S. Postal Service
T. Rowe Price Account Services
P.O. Box 17302
Baltimore, MD 21297-1302

via private carriers/overnight services
T. Rowe Price Account Services
Mailcode 17302
4515 Painters Mill Road
Owings Mills, MD 21117-4903

For employer-sponsored retirement accounts:
via U.S. Postal Service
T. Rowe Price Trust Company
P.O. Box 17479
Baltimore, MD 21297-1479

via private carriers/overnight services
T. Rowe Price Trust Company
Mailcode 17479
4515 Painters Mill Road
Owings Mills, MD 21117-4903

For requests that are not sent via private carriers or overnight services, your transaction will receive the share price for the business day that the request is received by T. Rowe Price prior to the close of the New York Stock Exchange (not the day the request is received at the P.O. Box).

Requests for redemptions from employer-sponsored retirement accounts may be required to be in writing; please call T. Rowe Price Trust Company or your plan administrator for instructions. Individual retirement account distributions may be requested in writing or by telephone; please call Shareholder Services to obtain an Individual Retirement Account Distribution Form or an Individual Retirement Account Shareholder Services Form to authorize the telephone redemption service.

Online

Customers with Account Access (our secure self-service web platform for individual investors) can electronically exchange shares between identically registered T. Rowe Price accounts and electronically redeem shares from their mutual fund accounts.

Investing With T. Rowe Price	59

 RIGHTS RESERVED BY THE FUNDS

T. Rowe Price funds and their agents, in their sole discretion, reserve the following rights: (1) to waive or lower investment minimums; (2) to accept initial purchases by telephone; (3) to refuse any purchase or exchange order; (4) to cancel or rescind any purchase or exchange order placed through an intermediary, no later than the business day after the order is received by the intermediary (including, but not limited to, orders deemed to result in excessive trading, market timing, or 5% ownership); (5) to cease offering fund shares at any time to all or certain groups of investors; (6) to freeze any account and suspend account services when notice has been received of a dispute regarding the ownership of the account or a legal claim against an account, or there is reason to believe a fraudulent transaction may occur; (7) to otherwise modify the conditions of purchase and modify or terminate any services at any time; (8) to waive any wire, small account, maintenance, or fiduciary fees charged to a group of shareholders; (9) to act on instructions reasonably believed to be genuine; (10) to involuntarily redeem your account at the net asset value calculated the day the account is redeemed, in cases of threatening conduct, suspected fraudulent or illegal activity, or if the fund or its agent is unable, through its procedures, to verify the identity of the person(s) or entity opening an account; and (11) for money funds, to suspend redemptions and postpone the payment of proceeds to facilitate an orderly liquidation of the fund.

T. Rowe Price	60

 INFORMATION ABOUT YOUR SERVICES

Shareholder Services 1-800-225-5132 Investor Services 1-800-638-5660

Many services are available to you as a shareholder; some you receive automatically, and others you must authorize or request on the New Account Form. By signing up for services on the New Account Form, you avoid having to complete a separate form at a later time and obtain a signature guarantee. This section discusses some of the services currently offered.

Retirement Plans

We offer a wide range of plans for individuals, institutions, and large and small businesses: Traditional IRAs, Roth IRAs, SIMPLE IRAs, SEP-IRAs, 401(k)s, and 403(b)(7)s. For information on individual retirement accounts or our no-load variable annuity (for existing variable annuity contract holders), call Investor Services. For information on all other retirement plans, please call our Trust Company at 1-800-492-7670.

Investing for College Expenses

We can help you save for future college expenses on a tax-advantaged basis.

Education Savings Accounts (formerly known as Education IRAs)
Invest up to $2,000 a year per beneficiary depending on your annual income; account earnings are federal income tax-free when used for qualified expenses.

529 Plans
T. Rowe Price manages three 529 plans that are available directly to investors: the T. Rowe Price College Savings Plan (a national plan sponsored by the Education Trust of Alaska), the Maryland College Investment Plan, and the University of Alaska College Savings Plan. Account earnings are federal income tax-free when used for qualified expenses. For more information on the T. Rowe Price College Savings Plan (national plan), call 1-800-369-3641; Maryland College Investment Plan, call 1-888-4-MD-GRAD; and University of Alaska College Savings Plan, call
1-866-277-1005.

Automated Services Tele*AccessSM 1-800-638-2587 24 hours, 7 days	Tele*AccessSM 24-hour service via a toll-free number enables you to access information on fund performance, prices, distributions, account balances, and your latest transaction.
Web Address troweprice.com	Online Account Access You can sign up online to conduct account transactions through our website at troweprice.com.
Plan Account Line 1-800-401-3279	This 24-hour service is similar to Tele*AccessSM but is designed specifically to meet the needs of retirement plan investors.
By Telephone and In Person	Buy, sell, or exchange shares by calling one of our service representatives or by visiting one of our investor center locations whose addresses are listed on the back cover.
Electronic Transfers

By Automated Clearing House
This free service allows you to move as little as $100 or as much as $250,000 between your bank account and fund account using the Automated Clearing House system. Enter instructions via your personal computer or call Shareholder Services.

By Wire
Electronic transfers can be conducted via bank wire. There is a $5 fee for wire redemptions under $5,000, and your bank may charge for incoming or outgoing wire transfers regardless of size.

Checkwriting

(Not available for equity funds or the Emerging Markets Bond, High Yield, International Bond, or U.S. Bond Index Funds) You may write an unlimited number of free checks on any money fund and most bond funds, with a minimum of $500 per check. Keep in mind, however, that a check results in a redemption; a check written on a bond fund will create a taxable event which you and we must report to the Internal Revenue Service.

Automatic Investing

Automatic Asset Builder
You can instruct us to move $50 ($100 for Summit Funds) or more from your bank account, or you can instruct your employer to send all or a portion of your paycheck to the fund or funds you designate.

Automatic Exchange
You can set up systematic investments from one fund account into another, such as from a money fund into a stock fund.

Investing With T. Rowe Price	61

 T. ROWE PRICE BROKERAGE

To Open an Account 1-800-638-5660 For Existing Brokerage Customers 1-800-225-7720

Investments available through our brokerage service include stocks, options, bonds, and others at commission savings over full-service brokers.* We also provide a wide range of services, including:

Automated Telephone and Computer Services
You can enter stock and option orders, access quotes, and review account information around the clock by phone with Tele-Trader or via the Internet with Account Access-Brokerage.

Investor Information
A variety of informative reports, such as our Brokerage Insights series, as well as access to online research tools, can help you better evaluate economic trends and investment opportunities.

Dividend Reinvestment Service
If you elect to participate in this service, the cash dividends from the eligible securities held in your account will automatically be reinvested in additional shares of the same securities free of charge. Most securities listed on national securities exchanges or NASDAQ are eligible for this service.

*Services vary by firm.

T. Rowe Price Brokerage is a division of T. Rowe Price Investment Services, Inc., Member FINRA/SIPC.

T. Rowe Price	62

 INVESTMENT INFORMATION

To help you monitor your investments and make decisions that accurately reflect your financial goals, T. Rowe Price offers a wide variety of information in addition to account statements. Most of this information is also available on our website at troweprice.com.

If your account has no activity in it for a certain period of time, T. Rowe Price may be required to transfer your account to the appropriate state under its abandoned property laws.

A note on mailing procedures: If two or more members of a household own the same fund, we economize on fund expenses by sending only one fund report and prospectus. If you need additional copies or do not want your mailings to be “householded,” please call Shareholder Services at 1-800-225-5132 or write to us at P.O. Box 17630, Baltimore, MD 21297-1630.

Shareholder Reports
Fund managers’ annual and semiannual reviews of their strategies and performance.

The T. Rowe Price Report
A quarterly investment newsletter discussing markets and financial strategies and including the Performance Update, a review of all T. Rowe Price fund results.

Insights
Educational reports on investment strategies and financial markets.

Investment Guides
Asset Mix Worksheet, Diversifying Overseas: A T. Rowe Price Guide to International Investing, Managing Your Retirement Distribution, Retirement Readiness Guide, and Retirement Planning Kit.

Investing With T. Rowe Price	63

  T. Rowe Price Privacy Policy

In the course of doing business with T. Rowe Price, you share personal and financial information with us. We treat this information as confidential and recognize the importance of protecting access to it.

You may provide information when communicating or transacting business with us in writing, electronically, or by phone. For instance, information may come from applications, requests for forms or literature, and your transactions and account positions with us. On occasion, such information may come from consumer reporting agencies and those providing services to us.

We do not sell information about current or former customers to any third parties, and we do not disclose it to third parties unless necessary to process a transaction, service an account, or as otherwise permitted by law. We may share information within the T. Rowe Price family of companies in the course of providing or offering products and services to best meet your investing needs. We may also share that information with companies that perform administrative or marketing services for T. Rowe Price, with a research firm we have hired, or with a business partner, such as a bank or insurance company with which we are developing or offering investment products. When we enter into such a relationship, our contracts restrict the companies’ use of our customer information, prohibiting them from sharing or using it for any purposes other than those for which they were hired.

We maintain physical, electronic, and procedural safeguards to protect your personal information. Within T. Rowe Price, access to such information is limited to those who need it to perform their jobs, such as servicing your accounts, resolving problems, or informing you of new products or services. Finally, our Code of Ethics, which applies to all employees, restricts the use of customer information and requires that it be held in strict confidence.

This Privacy Policy applies to the following T. Rowe Price family of companies: T. Rowe Price Associates, Inc.; T. Rowe Price Advisory Services, Inc.; T. Rowe Price Investment Services, Inc.; T. Rowe Price Savings Bank; T. Rowe Price Trust Company; and the T. Rowe Price Funds.

T. Rowe Price	64

To help you achieve your financial goals, T. Rowe Price offers a wide range of stock, bond, and money market investments, as well as convenient services and informative reports.

For mutual fund or T. Rowe Price Brokerage information

Investor Services

1-800-638-5660

For existing accounts

Shareholder Services

1-800-225-5132

For the hearing impaired

1-800-367-0763

For performance, prices, or account information

Tele*AccessSM

24 hours, 7 days
1-800-638-2587

Internet address

troweprice.com

Plan Account Line

For retirement plan investors: The appropriate 800 number appears on your retirement account statement.

Investing With T. Rowe Price	65

Investor Centers

For directions, call
1-800-225-5132 or
visit our website

Baltimore Area

Downtown

105 East Lombard
Street

Owings Mills

Three Financial Center
4515 Painters Mill Road

Boston Area

386 Washington Street
Wellesley

Chicago Area

Northbrook

40 Skokie Boulevard
Suite 100

Oak Brook

1900 Spring Road
Suite 104

Colorado Springs

2260 Briargate Parkway

Florida Area

Boca Raton

Wachovia Plaza
925 S. Federal Highway
Suite 175

Tampa

4211 W. Boy Scout
Boulevard
8th Floor

Los Angeles Area

10100 Santa Monica
Boulevard
Suite 100
Century City

New Jersey Area

Short Hills

51 JFK Parkway
1st Floor West

Paramus

35 Plaza Office Center
East 81 Route 4 West

New York Area

1100 Franklin Avenue
Suite 101
Garden City

San Francisco Area

1990 N. California Boulevard
Suite 100
Walnut Creek

Washington, D.C. Area

Downtown

900 17th Street, N.W.
Farragut Square

Tysons Corner

1600 Tysons Boulevard
Suite 150
McLean, Virginia

A Statement of Additional Information for the T. Rowe Price family of funds has been filed with the SEC and is incorporated by reference into this prospectus. Further information about fund investments, including a review of market conditions and the manager’s recent investment strategies and their impact on performance during the past fiscal year, is available in the annual and semiannual shareholder reports. To obtain free copies of any of these documents, or for shareholder inquiries, call 1-800-638-5660. These documents and updated performance information are available through troweprice.com.

Fund information and Statements of Additional Information are also available from the Public Reference Room of the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at
1-202-551-8090. Fund reports and other fund information are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov, or by writing the Public Reference Room, Washington, D.C. 20549-1520.

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202

1940 Act File No. 811-4998	C08-040 5/1/11